FREEPORT-McMoRan COPPER & GOLD INC.

OFFER OF PREMIUM UPON CONVERSION OF
OUTSTANDING 8¼% CONVERTIBLE SENIOR NOTES DUE 2006

(CUSIP Nos. 35671DAD7 and 35671DAF2)

THE OFFER OF PREMIUM WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME,

ON JANUARY 6, 2004 UNLESS EXTENDED (THE “EXPIRATION DATE”).

NOTES TENDERED IN THE OFFER OF PREMIUM MAY BE WITHDRAWN AT ANY

TIME PRIOR TO 12:00 MIDNIGHT, NEW YORK CITY TIME, ON THE

THE EXPIRATION DATE UNLESS PREVIOUSLY

ACCEPTED FOR CONVERSION.

To Our Clients:

We are enclosing an Offering Circular, dated December 8, 2003, of Freeport-McMoRan Copper & Gold Inc., a Delaware corporation (the “Company”), and a related Special Conversion Letter of Transmittal (which, together with the Offering Circular, constitutes the “Offer of Premium”) relating to the offer by the Company to pay a cash premium of $20 (the “Conversion Premium”), plus accrued and unpaid interest up to, but excluding, the conversion date, for each $1,000 principal amount of 8¼% Convertible Senior Notes due 2006 (the “Notes”) that is converted into the Company’s class B common stock, upon the terms and subject to the conditions set forth in the Offer of Premium.

The Offer of Premium is not conditioned upon any minimum number of Notes being tendered.

We are the book-entry transfer facility participant for Notes held by us for your account.  A tender of such Notes can be made only by us as the book-entry transfer facility participant and pursuant to your instructions.  The Special Conversion Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Notes held by us for your account.

We request instructions as to whether you wish to tender any or all of the Notes held by us for your account pursuant to the terms and conditions of the Offer of Premium.  We urge you to read carefully the Offering Circular and the Special Conversion Letter of Transmittal before completing and returning the enclosed “Instructions to Book-Entry Transfer Participant.”

If you have questions or require more copies, please contact the information agent, Georgeson Shareholder Communications Inc., at (800) 843-0129.

Very truly yours,

PLEASE RETURN YOUR INSTRUCTIONS TO US IN THE ENCLOSED ENVELOPE AS PROMPTLY AS POSSIBLE TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION DATE.

INSTRUCTIONS TO BOOK-ENTRY TRANSFER PARTICIPANT

To Participant of the Book-Entry Transfer Facility:

The undersigned hereby acknowledges receipt of the Offering Circular dated December 8, 2003 (the “Offering Circular”) of Freeport-McMoRan Copper & Gold Inc., a Delaware corporation (the “Company”), and the accompanying Special Conversion Letter of Transmittal (the “Special Conversion Letter of Transmittal”), that together constitute the Company’s offer (the “Offer of Premium”) to pay a cash premium of $20 (the “Conversion Premium”), plus accrued and unpaid interest up to, but excluding, the conversion date, for each $1,000 principal amount of 8¼% Convertible Senior Notes due 2006 (the “Notes”) that is converted to the Company’s class B common stock.  Capitalized terms used but not defined herein have the meanings ascribed to them in the Offering Circular.

This will instruct you, the book-entry transfer facility participant, as to the action to be taken by you relating to the Offer of Premium with respect to the Notes held by you for the account of the undersigned.

The aggregate face amount of the Notes held by you for the account of the undersigned is (FILL IN AMOUNT):

$ ______________ of the 8¼% Convertible Senior Notes due 2006.

With respect to the Offer of Premium, the undersigned hereby instructs you (CHECK APPROPRIATE BOX):

To TENDER FOR CONVERSION the following Notes held by you for the account of the undersigned (INSERT PRINCIPAL AMOUNT OF OUTSTANDING NOTES TO BE TENDERED FOR CONVERSION): $____________________.

NOT to TENDER any Notes held by you for the account of the undersigned.

SIGN HERE

Signatures of beneficial owner(s):	Signature(s)
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Address:
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Date: